Exhibit 107
Calculation of Filing Fee Tables
Form S-8
(Form Type)
HYSTER-YALE MATERIALS HANDLING, INC.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Class A Common Stock, $0.01 par value per share	Other	200,000	$50.095	$10,019,000	$110.20 per $1 million	$1,105
	Total Offering Amount	—	—	—	$10,019,000	—	$1,105
	Total Fee Offsets	—	—	—	—	—	—
	Net Fee Due	—	—	—	—	—	$1,105
The amount registered reflected in Table 1 above represents the maximum number of shares of Class A common stock, par value $0.01 per share (the “Common Stock”), of Hyster-Yale Materials Handling, Inc. (the “Registrant”) issuable pursuant to the Hyster-Yale Materials Handling, Inc. Non-Employee Directors’ Equity Compensation Plan (as Amended and Restated Effective May 9, 2023) (the “Plan”) being registered on the Registration Statement on Form S-8 (the “Registration Statement”) to which this exhibit relates. The Plan is subject to the approval of the stockholders of the Registrant at the annual meeting of the Registrant, which is scheduled to be held on May 9, 2023. Pursuant to Rule 416 of the Securities Act of 1933 (the “Securities Act”), the Registration Statement also covers such additional shares of Common Stock as may become issuable pursuant to the anti-dilution provisions of the Plan. The proposed maximum offering price per unit and the maximum aggregate offering price in Table 1 above are estimated solely for the purposes of determining the amount of the registration fee, pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act, on the basis of the average of the high and low sale prices of Common Stock on the New York Stock Exchange on April 26, 2023, which is a date within five business day prior to filing.
Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457
Fee Offset Claims
Fee Offset Sources
The Registrant is not relying on Rule 457(p) under the Securities Act to offset any of the filing fee due with respect to the Registration Statement to which this exhibit relates, so no information is provided under this Table 2.